Exhibit 4.10

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JULY 21, 2023.

WITHOUT PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL JULY 21, 2023.

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “U. S. SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED DIRECTLY OR INDIRECTLY, EXCEPT: (A) TO A2Z SMART TECHNOLOGIES CORP. (THE “CORPORATION”), (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S (“REGULATION S”) UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT IF AVAILABLE, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN EACH CASE COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(2) OR (D) ABOVE, THE HOLDER HAS, PRIOR TO SUCH TRANSFER, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

THESE WARRANTS MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON OR A PERSON IN THE UNITED STATES UNLESS THESE WARRANTS AND THE SHARES ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATIONS UNDER THE U.S. SECURITIES ACT.

FORM OF WARRANTS TO PURCHASE
COMMON SHARES OF A2Z SMART TECHNOLOGIES CORP.

Warrant Certificate Number:	Number of Warrants:

THIS IS TO CERTIFY THAT for value received                        (the “Warrantholder”) has the right to purchase in respect of each whole warrant (“Warrants”) represented by this certificate or by a replacement certificate (in either case this “Warrant Certificate”), at any time up to 5:00 p.m. (Toronto time), on March 20, 2025 (the “Expiry Time”) one fully paid and non-assessable common share (“Common Shares” and which term shall include any shares or other securities to be issued in addition thereto or in substitution or replacement therefor as provided herein) of A2Z Smart Technologies Corp. (the “Corporation”), a corporation organized under the Business Corporations Act (British Columbia), as constituted on the date hereof at a purchase price (the purchase price in effect from time to time being called the “Exercise Price”) of CDN$           per Common Share, subject to adjustment as provided herein.

The Corporation agrees that the Common Shares purchased pursuant to the exercise of the Warrants shall be and be deemed to be issued to the Warrantholder as of the close of business on the date on which this Warrant Certificate shall have been surrendered and payment made for such Common Shares as aforesaid.

Nothing contained herein shall confer any right upon the Warrantholder to subscribe for or purchase any Common Shares at any time after the Expiry Time and from and after the Expiry Time the Warrants and all rights under this Warrant Certificate shall be void and of no value.

The above provisions are subject to the following:

1.	Exercise:

(1)	Cash Exercise: In the event that the Warrantholder desires to exercise the right to purchase Common Shares conferred hereby, the Warrantholder shall (a) complete to the extent possible in the manner indicated and execute a subscription form in the form attached as Error! Reference source not found. to this Warrant Certificate, (b) surrender this Warrant Certificate to the Corporation in accordance with section 9 hereof, and (c) pay the amount payable on the exercise of such Warrants in respect of the Common Shares subscribed for by certified cheque, bank draft or money order in lawful money of Canada payable to the Corporation or by transmitting same day funds in lawful money of Canada by wire to such account as the Corporation shall direct the Warrantholder. Upon such surrender and payment as aforesaid, the Warrantholder shall be deemed for all purposes to be the holder of record of the number of Common Shares to be so issued and the Warrantholder shall be entitled to delivery of a certificate or certificates representing such Common Shares and the Corporation shall cause such certificate or certificates to be delivered to the Warrantholder at the address specified in the subscription form within five (5) business days after such surrender and payment as aforesaid. No fractional Common Shares will be issuable upon any exercise of the Warrants and the Warrantholder will not be entitled to any cash payment or compensation in lieu of a fractional Common Share.

2.	Partial Exercise: The Warrantholder may from time to time subscribe for and purchase any lesser number of Common Shares than the number of Common Shares expressed in this Warrant Certificate. In the event that the Warrantholder subscribes for and purchases any such lesser number of Common Shares prior to the Expiry Time, the Warrantholder shall be entitled to receive a replacement certificate representing the unexercised balance of the Warrants.

3.	Not a Shareholder: The holding of the Warrants shall not constitute the Warrantholder a shareholder of the Corporation nor entitle the Warrantholder to any right or interest in respect thereof except as expressly provided in this Warrant Certificate.

4.	Covenants, Representations and Warranties: The Corporation hereby represents and warrants that it is authorized to create and issue the Warrants and covenants and agrees that it will cause the Common Shares from time to time subscribed for and purchased in the manner provided in this Warrant Certificate and the certificate or certificates representing such Common Shares to be issued and that, at all times prior to the Expiry Time, it will reserve and there will remain unissued a sufficient number of Common Shares to satisfy the right of purchase provided for in this Warrant Certificate. The Corporation hereby further covenants and agrees that it will at its expense expeditiously use its best efforts to obtain the listing of such Common Shares (subject to issue or notice of issue) on each stock exchange or over-the-counter market on which the Common Shares may be listed on the date that the Warrantholder exercises its right to subscribe for and purchase Common Shares pursuant to the terms and conditions of this Warrant Certificate. All Common Shares that are issued upon the exercise of the right of purchase provided in this Warrant Certificate, upon payment therefor of the amount at which such Common Shares may be purchased pursuant to the provisions of this Warrant Certificate, shall be and be deemed to be fully paid and non- assessable shares and free from all taxes, liens and charges with respect to the issue thereof. The Corporation hereby represents and warrants that this Warrant Certificate is a valid and enforceable obligation of the Corporation, enforceable in accordance with the provisions of this Warrant Certificate.

5.	Anti-Dilution Protection:

(1)	Definitions: For the purposes of this section 5, unless there is something in the subject matter or context inconsistent therewith, the words and terms defined below shall have the respective meanings specified therefor in this subsection 5(1):

(a)	“Adjustment Period” means the period commencing on the date of issue of the Warrants and ending at the Expiry Time;

(b)	“Current Market Price” means, at any date, the price per Common Share equal to the weighted average price at which the Common Shares have traded on the TSX Venture Exchange or, if the Common Shares are not then listed on the TSX Venture Exchange, on such other Canadian stock exchange as may be selected by the directors of the Corporation for such purpose or, if the Common Shares are not then listed on any Canadian stock exchange, in the over-the-counter market, during the period of any twenty (20) consecutive trading days ending not more than five (5) business days before such date; provided that the weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold on the said exchange or market, as the case may be, during such twenty (20) consecutive trading days by the total number of Common Shares so sold; and provided further that if the Common Shares are not then listed on any Canadian stock exchange or traded in the over-the-counter market, then the Current Market Price shall be determined by a firm of independent chartered accountants selected by the directors of the Corporation;

(c)	“director” means a director of the Corporation for the time being and, unless otherwise specified herein, a reference to action “by the directors” means action by the directors of the Corporation as a board or, whenever empowered, action by any committee of the directors of the Corporation; and

(d)	“trading day” with respect to a stock exchange or over-the-counter market means a day on which such stock exchange or market is open for business.

(2)	Adjustments: The Exercise Price and the number of Common Shares issuable to the Warrantholder upon the exercise of the Warrants shall be subject to adjustment from time to time in the events and in the manner provided as follows:

(a)	If at any time during the Adjustment Period the Corporation shall:

(i)	fix a record date for the issue of, or issue, Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend;

(ii)	fix a record date for the distribution to, or make a distribution to, the holders of all or substantially all of the outstanding Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares;

(iii)	subdivide the outstanding Common Shares into a greater number of Common Shares; or

(iv)	consolidate the outstanding Common Shares into a lesser number of Common Shares,

(any of such events in subclauses 5(2)(a)(i), 5(2)(a)(ii), 5(2)(a)(iii) and 5(2)(a)(iv) above being herein called a “Common Share Reorganization”), the Exercise Price shall be adjusted on the earlier of the record date on which holders of Common Shares are determined for the purposes of the Common Share Reorganization and the effective date of the Common Share Reorganization to the amount determined by multiplying the Exercise Price in effect immediately prior to such record date or effective date, as the case may be, by a fraction:

A.	the numerator of which shall be the number of Common Shares outstanding on such record date or effective date, as the case may be, before giving effect to such Common Share Reorganization; and

B.	the denominator of which shall be the number of Common Shares which will be outstanding immediately after giving effect to such Common Share Reorganization (including in the case of a distribution of securities exchangeable for or convertible into Common Shares the number of Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares on such date).

To the extent that any adjustment in the Exercise Price occurs pursuant to this clause 5(2)(a) as a result of the fixing by the Corporation of a record date for the distribution of securities exchangeable for or convertible into Common Shares, the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange or conversion right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right. Any Warrantholder who has not exercised his right to subscribe for and purchase Common Shares on or prior to the record date of such stock dividend or distribution or the effective date of such subdivision or consolidation, as the case may be, upon the exercise of such right thereafter shall be entitled to receive and shall accept in lieu of the number of Common Shares then subscribed for and purchased by such Warrantholder, at the Exercise Price determined in accordance with this clause 5(2)(a) the aggregate number of Common Shares that such Warrantholder would have been entitled to receive as a result of such Common Share Reorganization, if, on such record date or effective date, as the case may be, such Warrantholder had been the holder of record of the number of Common Shares so subscribed for and purchased.

(b)	If at any time during the Adjustment Period the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares of rights, options or warrants pursuant to which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (such period being the “Rights Period”), to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share to the holder (or in the case of securities exchangeable for or convertible into Common Shares, at an exchange or conversion price per share) at the date of issue of such securities of less than 95% of the Current Market Price on such record date (any of such events being called a “Rights Offering”), the Exercise Price shall be adjusted effective immediately after the record date for such Rights Offering to the amount determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i)	the numerator of which shall be the aggregate of

A.	the number of Common Shares outstanding on the record date for the Rights Offering, and

B.	the quotient determined by dividing

(1)	either (a) the product of the number of Common Shares offered during the Rights Period pursuant to the Rights Offering and the price at which such Common Shares are offered, or, (b) the product of the exchange or conversion price of the securities so offered and the number of Common Shares for or into which the securities offered pursuant to the Rights Offering may be exchanged or converted, as the case may be, by

(2)	the Current Market Price as of the record date for the Rights Offering; and

(ii)	the denominator of which shall be the aggregate of the number of Common Shares outstanding on such record date and the number of Common Shares offered pursuant to the Rights Offering (including in the case of the issue or distribution of securities exchangeable for or convertible into Common Shares the number of Common Shares for or into which such securities may be exchanged or converted).

If by the terms of the rights, options, or warrants referred to in this clause 5(2)(b), there is more than one purchase, conversion or exchange price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered, shall be calculated for purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Common Share, as the case may be. Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this clause 5(2)(b) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants referred to in this clause 5(2)(b), the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect if the fair market value had been determined on the basis of the number of Common Shares actually issued and remaining issuable immediately after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(c)	If at any time during the Adjustment Period the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares of:

(i)	shares of the Corporation of any class other than Common Shares;

(ii)	rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares (other than rights, options or warrants pursuant to which holders of Common Shares are entitled, during a period expiring not more than forty-five (45) days after the record date for such issue, to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share (or in the case of securities exchangeable for or convertible into Common Shares at an exchange or conversion price per share on the record date for the issue of such securities) of at least 95% of the Current Market Price on such record date);

(iii)	evidences of indebtedness of the Corporation (for greater certainty, excluding a cash dividend in the ordinary course); or

(iv)	any property or assets of the Corporation;

and if such issue or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the Exercise Price shall be adjusted effective immediately after the record date for the Special Distribution to the amount determined by multiplying the Exercise Price in effect on the record date for the Special Distribution by a fraction:

A.	the numerator of which shall be the difference between

(1)	the product of the number of Common Shares outstanding on such record date and the Current Market Price on such record date, and

(2)	the fair value, as determined by the directors of the Corporation, to the holders of Common Shares of the shares, rights, options, warrants, evidences of indebtedness or property or assets to be issued or distributed in the Special Distribution, and

B.	the denominator of which shall be the product obtained by multiplying the number of Common Shares outstanding on such record date by the Current Market Price on such record date.

Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this clause 5(2)(c) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares referred to in this clause 5(2)(c), the Exercise Price shall be readjusted immediately after the expiry of any relevant exercise, exchange or conversion right to the amount which would then be in effect based upon the number of Common Shares issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(d)	If at any time during the Adjustment Period there shall occur:

(i)	a reclassification or redesignation of the Common Shares, a change of the Common Shares into other shares or securities or any other Capital Reorganization involving the Common Shares other than a Common Share Reorganization;

(ii)	a consolidation, amalgamation or merger of the Corporation with or into another body corporate which results in a reclassification or redesignation of the Common Shares or a change of the Common Shares into other shares or securities;

(iii)	the transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity;

(any of such events being called a “Capital Reorganization”), after the effective date of the Capital Reorganization the Warrantholder shall be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of the Warrants, in lieu of the number of Common Shares to which the Warrantholder was theretofor entitled upon the exercise of the Warrants, the kind and aggregate number of shares and other securities or property resulting from the Capital Reorganization which the Warrantholder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Warrantholder had been the registered holder of the number of Common Shares which the Warrantholders was theretofore entitled to purchase or receive upon the exercise of the Warrants. If necessary, as a result of any such Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Warrant Certificate with respect to the rights and interests thereafter of the Warrantholder to the end that the provisions shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants.

(e)	If at any time during the Adjustment Period any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of clause 5(2)(a), 5(2)(b) or 5(2)(c) of this Warrant Certificate, then the number of Common Shares purchasable upon the subsequent exercise of the Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Common Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

(3)	Rules: The following rules and procedures shall be applicable to adjustments made pursuant to subsection 5(2) hereof:

(a)	Subject to the following clauses of this subsection 5(3), any adjustment made pursuant to subsection 5(2) hereof shall be made successively whenever an event referred to therein shall occur.

(b)	No adjustment in the Exercise Price shall be required unless such adjustment would result in a change of at least 1% in the then Exercise Price and no adjustment shall be made in the number of Common Shares purchasable or issuable on the exercise of the Warrants unless it would result in a change of at least one one- hundredth of a Common Share; provided, however, that any adjustments which except for the provision of this clause 5(3)(b) would otherwise have been required to be made shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding any other provision of subsection 5(2) hereof, no adjustment of the Exercise Price shall be made which would result in an increase in the Exercise Price or a decrease in the number of Common Shares issuable upon the exercise of the Warrants (except in respect of the Common Share Reorganization described in subclause 5(2)(a)(iv) hereof or a Capital Reorganization described in subclause 5(2)(d)(ii) hereof).

(c)	Subject to the prior written consent of the TSX Venture Exchange, no adjustment in the Exercise Price or in the number or kind of securities purchasable upon the exercise of the Warrants shall be made in respect of any event described in section 5 hereof if the Warrantholder is entitled to participate in such event on the same terms mutatis mutandis as if the Warrantholder had exercised the Warrants prior to or on the record date or effective date, as the case may be, of such event.

(d)	No adjustment in the Exercise Price or in the number of Common Shares purchasable upon the exercise of the Warrants shall be made pursuant to subsection 5(2) hereof in respect of the issue from time to time of Common Shares pursuant to this Warrant Certificate or pursuant to any stock option, stock purchase or stock bonus plan in effect from time to time for directors, officers or employees of the Corporation and/or any subsidiary of the Corporation and any such issue, and any grant of options in connection therewith, shall be deemed not to be a Common Share Reorganization, a Rights Offering nor any other event described in subsection 5(2) hereof.

(e)	If the Corporation takes any action affecting the Common Shares to which the foregoing provisions of this section 5(2), in the opinion of the board of directors of the Corporation, acting in good faith, are not strictly applicable, or if strictly applicable would not fairly adjust the rights of the Warrantholder against dilution in accordance with the intent and purposes hereof, or would otherwise materially affect the rights of the Warrantholder hereunder, then the Corporation shall, subject to the approval of the TSX Venture Exchange (or such other stock exchange or quotation system on which the Common Shares are then listed and posted (or quoted) for trading, as applicable), execute and deliver to the Warrantholder an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such manner as the board of directors of the Corporation may determine to be equitable in the circumstances, acting in good faith. The failure of the taking of action by the board of directors of the Corporation to so provide for any adjustment on or prior to the effective date of any action or occurrence giving rise to such state of facts will be conclusive evidence that the board of directors has determined that it is equitable to make no adjustment in the circumstances.

(f)	If the Corporation shall set a record date to determine holders of Common Shares for the purpose of entitling such holders to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such holders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of Common Shares purchasable upon exercise of the Warrant shall be required by reason of the setting of such record date.

(g)	In any case in which this Warrant Certificate shall require that an adjustment shall become effective immediately after a record date for an event referred to in subsection 5(2) hereof, the Corporation may defer, until the occurrence of such event:

(i)	issuing to the Warrantholder, to the extent that the Warrants are exercised after such record date and before the occurrence of such event, the additional Common Shares or other securities issuable upon such exercise by reason of the adjustment required by such event; and

(ii)	delivering to the Warrantholder any distribution declared with respect to such additional Common Shares or other securities after such record date and before such event;

provided, however, that the Corporation shall deliver to the Warrantholder an appropriate instrument evidencing the right of the Warrantholder upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price or the number of Common Shares purchasable upon the exercise of the Warrants and to such distribution declared with respect to any such additional Common Shares issuable on the exercise of the Warrants.

(h)	In the absence of a resolution of the directors fixing a record date for a Rights Offering, the Corporation shall be deemed to have fixed as the record date therefor the date of the issue of the rights, options or warrants issued pursuant to the Rights Offering.

(i)	The Corporation will maintain a register of holders of Warrants at its principal office. The Corporation may deem and treat the registered holder of any Warrant Certificate as the absolute owner of the Warrants represented thereby for all purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction. A Warrantholder shall be entitled to the rights evidenced by such Warrant free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt by any such Warrantholder of the Common Shares purchasable pursuant to such Warrant shall be a good discharge to the Corporation for the same and the Corporation shall not be bound to inquire into the title of any such Warrantholder except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

The registered holders of Warrants shall have the power from time to time by an extraordinary resolution (as hereinafter defined):

(i)	to sanction any modification, abrogation, alteration or compromise of the rights of the registered holders of Warrants against the Corporation which shall be agreed to by the Corporation; and/or

(ii)	to assent to any modification of or change in or omission from the provisions contained herein or in any instrument ancillary or supplemental hereto which shall be agreed to by the Corporation; and/or

(iii)	to restrain any registered holder of a Warrant from taking or instituting any suit or proceedings against the Corporation for the enforcement of any of the covenants on the part of the Corporation conferred upon the registered holders of Warrants by the terms of the Warrants.

Any such extraordinary resolution as aforesaid shall be binding upon all the registered holders of Warrants whether or not assenting in writing to any such extraordinary resolution, and each registered holder of any of the Warrants shall be bound to give effect thereto accordingly. Such extraordinary resolution shall, where applicable, be binding on the Corporation which shall give effect thereto accordingly.

The Corporation shall forthwith upon receipt of an extraordinary resolution provide notice to all registered holders of Warrants of the date and text of such resolution. The registered holders of Warrants assenting to an extraordinary resolution agree to provide the Corporation forthwith with a copy of any extraordinary resolution passed.

The expression “extraordinary resolution” when used herein shall mean a resolution assented to in writing, in one or more counterparts, by the registered holders of Warrants calling in the aggregate for not less than seventy-five per cent (75%) of the aggregate number of Common Shares called for by all of the Warrants which are, at the applicable time, outstanding.

(j)	If a dispute shall at any time arise with respect to adjustments of the Exercise Price or the number of Common Shares or other securities purchasable upon the exercise of the Warrants, such disputes shall be conclusively determined by the auditors of the Corporation or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the directors and any such determination shall be conclusive evidence of the correctness of any adjustment made pursuant to subsection 5(2) hereof and shall be binding upon the Corporation and the Warrantholder.

(k)	As a condition precedent to the taking of any action which would require an adjustment pursuant to subsection 5(2) hereof, including the Exercise Price and the number or class of Common Shares or other securities which are to be received upon the exercise thereof, the Corporation shall take any action which may, in the opinion of counsel to the Corporation, be necessary in order that the Corporation may validly and legally issue as fully paid and non-assessable shares all of the Common Shares or other securities which the Warrantholder is entitled to receive in accordance with the provisions of this Warrant Certificate.

(4)	Notice: Within five (5) days of the effective date of any event that requires an adjustment in any of the rights of the Warrantholder under this Warrant Certificate, including the Exercise Price or the number of Common Shares that may be purchased under this Warrant Certificate, the Corporation shall deliver to the Warrantholder written notice specifying the particulars of such event and, if determinable, the required adjustment and the calculation of such adjustment. In case any adjustment for which a notice in this subsection 5(4) has been given is not then determinable, the Corporation shall promptly after such adjustment is determinable deliver to the Warrantholder written notice providing the calculation of such adjustment. The Corporation hereby covenants and agrees that the register of transfers and share transfer books for the Common Shares and Warrants will be open, and that the Corporation will not take any action which might deprive the Warrantholder of the opportunity of exercising the rights of subscription contained in this Warrant Certificate, during such five (5) day period.

6.	Further Assurances: The Corporation hereby covenants and agrees that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all and every such other act, deed and assurance as the Warrantholder shall reasonably require for the better accomplishing and effectuating of the intentions and provisions of this Warrant Certificate.

7.	Time of Essence: Time shall be of the essence of this Warrant Certificate.

8.	Governing Laws: This Warrant Certificate shall be construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

9.	Notices: All notices or other communications to be given under this Warrant Certificate shall be delivered by hand or by email and, if delivered by hand, shall be deemed to have been given on the delivery date and, if sent by email, on the date of transmission if sent before 5:00 p.m. on a business day or, if such day is not a business day, on the first business day following the date of transmission.

Notices to the Corporation shall be addressed to:

A2Z Smart Technologies Corp.
1600 - 609 Granville Street

Vancouver, British Columbia

V7Y 1C3

Attention: Gadi Levin
Email: gadi@a2zas.com

Notices to the Warrantholder shall be addressed to the address of the Warrantholder set out on the face page of this Warrant Certificate.

The Corporation and the Warrantholder may change its address for service by notice in writing to the other of them specifying its new address for service under this Warrant Certificate.

10.	Legends on Common Shares:

(1)	Any certificate representing Common Shares issued upon the exercise of the Warrants prior to the date which is four months and one (1) day after the date hereof will bear the following legends:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JULY 21, 2023”

and, if issued prior to the date which is four months and one day after the date hereof, may also bear the following legend:

“WITHOUT PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL JULY 21, 2023”;

provided that at any time subsequent to the date which is four months and one day after the date hereof any certificate representing such Common Shares may be exchanged for a certificate bearing no such legends. The Corporation shall use the best efforts thereof to cause the registrar and transfer agent to deliver the certificate representing such Common Shares within three (3) business days after receipt of the legended certificate or certificates.

(2)	Any certificate representing Common Shares issued upon the exercise of the Warrant and issuable to a person in the United States or a U.S. Person (as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”)) will be required to bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “U. S. SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED DIRECTLY OR INDIRECTLY, EXCEPT: (A) TO A2Z SMART TECHNOLOGIES CORP. (THE “CORPORATION”), (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S (“REGULATION S”) UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT IF AVAILABLE, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN EACH CASE COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(2) OR (D) ABOVE, THE HOLDER HAS, PRIOR TO SUCH TRANSFER, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

(3)	Any certificate representing unexercised Warrants and issuable to a person in the United States or a U.S. Person (as defined in Regulation S under the U.S. Securities Act) will be required to bear the following legends:

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “U. S. SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED DIRECTLY OR INDIRECTLY, EXCEPT: (A) TO A2Z SMART TECHNOLOGIES CORP. (THE “CORPORATION”), (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S (“REGULATION S”) UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT IF AVAILABLE, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN EACH CASE COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(2) OR (D) ABOVE, THE HOLDER HAS, PRIOR TO SUCH TRANSFER, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

THESE WARRANTS MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON OR A PERSON IN THE UNITED STATES UNLESS THESE WARRANTS AND THE SHARES ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATIONS UNDER THE U.S. SECURITIES ACT.

11.	Lost Certificate: If this Warrant Certificate or any replacement hereof becomes stolen, lost, mutilated or destroyed, the Corporation shall, on such terms as it may in its discretion impose, acting reasonably, issue and deliver a new certificate, in form identical hereto but with appropriate changes, representing any unexercised portion of the subscription rights represented hereby to replace the certificate so stolen, lost, mutilated or destroyed.

12.	Language: The parties hereto acknowledge and confirm that they have requested that this Warrant Certificate as well as all notices and other documents contemplated hereby be drawn up in the English language. Les parties aux présentes reconnaissent et confirment qu’elles ont exigé que la présente convention ainsi que tous les avis et documents qui s’y rattachent soient rédigés en langue anglaise.

13.	Transfer: The Warrants are transferable and the term “Warrantholder” shall mean and include any successor, transferee or assignee of the current or any future Warrantholder. The Warrants may by transferred by the Warrantholder completing and delivering to the Corporation a completed Schedule A.

14.	Ranking: All Warrants shall rank pari passu, whatever may be the actual date of issue of the same.

15.	Successors and Assigns: This Warrant Certificate shall enure to the benefit of the Warrantholder and the successors thereof and shall be binding upon the Corporation and the successors and assignees thereof.

16.	Counterpart Signatures: This Warrant Certificate may be executed in any number of counterparts and may be executed and delivered by facsimile, all of which when taken together shall be deemed to be one and the same document.

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by an authorized officer as of the      day of March, 2023.

A2Z SMART TECHNOLOGIES CORP.

Per:
Name: Title:	Gadi Levin Chief Financial Officer

SCHEDULE A

WARRANT EXERCISE FORM

TO: A2Z SMART TECHNOLOGIES CORP.

The undersigned hereby subscribes for ____________ common shares (“Common Shares”) of A2Z Smart Technologies Corp. (the “Corporation”) (or such other number of Common Shares or other securities to which such subscription entitles the undersigned in lieu thereof or in addition thereto) pursuant to the provisions of the warrant certificate (the “Warrant Certificate”) dated as of the 20th day of March, 2023 issued by the Corporation to the Warrantholder (as defined in the Warrant Certificate) at a purchase price of US$       per Common Share if exercised on or before 5:00 p.m. on March 20, 2025 (or at such other purchase price as may then be in effect under the provisions of the Warrant Certificate) and on and subject to the other terms and conditions specified in the Warrant and encloses herewith a cheque, bank draft or money order or has transmitted good same day funds by wire or other similar transfer in lawful money of Canada payable to or to the order of the Corporation in payment of the subscription price.

The undersigned represents, warrants and certifies as follows (one of the following must be checked):

A. ☐	the undersigned holder at the time of exercise of the Warrants is not in the United States, is not a “U.S. person” and is not exercising the Warrants on behalf of, or for the account or benefit of a U.S. person or a person in the United States, did not execute or deliver this exercise form in the United States and delivery of the underlying Common Shares will not be to an address in the United States; OR

B. ☐	the undersigned holder:

(i)	is (A) a U.S. person, (B) present in the United States, or (C) is acting on behalf of either a U.S. person or a person in the United States, and

(ii)	(a) is the original U.S. purchaser who purchased units from the Corporation of which the Warrants formed a constituent part pursuant to an executed Subscription Agreement including the U.S. Accredited Investor Certificate attached to the Subscription Agreement as Schedule B thereto in connection with its purchase of units, (b) is exercising the Warrants for its own account or for the account of a disclosed principal that was named in the Subscription Agreement pursuant to which it purchased such units, and (c) is, and such disclosed principal, if any, is an “accredited investor” as defined in Rule 501(a) of Regulation D under the U.S. Securities Act at the time of exercise of these Warrants and the representations and warranties of the holder made in the original Subscription Agreement including the U.S. Accredited Investor Certificate remain true and correct as of the date of exercise of these Warrants; OR

C. ☐	the undersigned holder:

(i)	is a U.S. Accredited Investor that is also a qualified institutional buyer as defined in Rule 144A under the U.S. Securities Act (a “QIB”);

(ii)	(a) is the original U.S. purchaser who purchased units from the Corporation of which the Warrants formed a constituent part pursuant to an executed Subscription Agreement including the Qualified Institutional Buyer Letter attached to the Subscription Agreement as Schedule C thereto in connection with its purchase of units, (b) is exercising the Warrants for its own account or for the account of a disclosed principal that was named in the Subscription Agreement pursuant to which it purchased such units, and (c) is, and such disclosed principal, if any, is a “qualified institutional buyer” as defined in Rule 144A under the U.S. Securities Act at the time of exercise of these Warrants and the representations and warranties of the holder made in the original Subscription Agreement including the Qualified Institutional Buyer Letter remain true and correct as of the date of exercise of these Warrants; OR

D. ☐	the undersigned holder:

(i)	is (A) a U.S. person, (B) present in the United States, or (C) is acting on behalf of either a U.S. person or a person in the United States; and

(ii)	the undersigned holder has delivered to the Corporation and the Corporation’s transfer agent an opinion of counsel (which will not be sufficient unless it is in form and substance satisfactory to the Corporation) or such other evidence satisfactory to the Corporation to the effect that with respect to the securities to be delivered upon exercise of this Warrant, the issuance of such securities has been registered under the U.S. Securities Act and applicable state securities laws, or an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available..

“United States” and “U.S. person” are as defined in Regulation S under the U.S. Securities Act.

Note: Certificates representing Common Shares will not be registered or delivered to an address in the United States unless Box (B), (C) or (D) above is checked.

The undersigned hereby directs that the Common Shares subscribed for be registered and delivered as follows:

Name in Full	Address (Include Postal Code)	Number of Common Shares

In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the holder hereof and will be sent by first class mail to the last address of the holder appearing on the register maintained for the Warrants.

DATED the __________ day of ________________, 20___.

(Signature of Warrantholder)

Print full name

Print full address

Instructions:

1.	If Box (D) is checked, any opinion tendered must be from counsel of recognized standing in form and substance reasonably satisfactory to the Corporation. Holders planning to deliver an opinion of counsel in connection with the exercise of the Warrants should contact the Corporation in advance to determine whether any opinions tendered will be acceptable to the Corporation.

2.	The registered holder of a Warrant may exercise its right to convert the Warrant into Shares by completing and surrendering this Warrant Exercise Form and the ORIGINAL Warrant Certificate representing the Warrants being converted to the Corporation, together with the aggregate amount of the exercise price for the Shares, as provided for in the Warrant Certificate.

3.	If this Warrant Exercise Form indicates that Shares are to be issued to a person or persons other than the registered holder of the Warrant to be converted: (i) the signature of the registered holder on this Warrant Exercise Form must be medallion guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange, and (ii) the registered holder must pay to the Corporation all applicable taxes and other duties.

4.	If this Warrant Exercise Form is signed by a trustee, executor, administrator, custodian, guardian, attorney, officer of a corporation or any other person acting in a fiduciary or representative capacity, this Warrant Exercise Form must be accompanied by evidence of authority to sign satisfactory to the Corporation.